Exhibit 99.1

CM Finance Inc - Portfolio Update as of December 31, 2014

In light of the recent volatility in the energy sector, CM Finance Inc (Nasdaq: CMFN) (“CMFN” or “the Company”) is providing preliminary information related to its investment portfolio as of the second fiscal quarter ended December 31, 2014. The Company intends to issue its regularly scheduled earnings release and host an earnings call for the second fiscal quarter ended December 31, 2014, to be announced at a later date in February 2015. Although the Company is announcing preliminary information related to its investment portfolio as of the second fiscal quarter ended December 31, 2014 separate from its regularly scheduled earnings release for the second fiscal quarter ended December 31, 2014, it does not undertake to announce updates as of a particular quarter-end apart from its regularly scheduled earnings release and call in the future.

The aggregate investment portfolio at fair value on December 31, 2014 was $316.1 million, compared to $298.7 million at September 30, 2014. Cash balance at December 31, 2014 was $32.9 million, compared with $30.1 million on September 30, 2014. Total debt outstanding on December 31, 2014 was $141.4 million, compared with $123.5 million on September 30, 2014. In addition, the Company had $4.6 million in distributions payable at both September 30 and December 31, 2014.

As of December 31, 2014, the Company had net unrealized gains of approximately $4.6 million, comprised primarily of $10.6 million unrealized gain from its investment in Virgin America Inc. (Nasdaq: VA) (“Virgin America”), offset by unrealized losses from its energy investments (oil and gas and oilfield services) and net unrealized losses across various other sectors of approximately $4.5 million and $1.5 million, respectively.

During the three months ended December 31, 2014, the Company recorded approximately $1.0 million in realized gains and no realized losses. The Company recorded a net unrealized gain of approximately $2.4 million during the three months ended December 31, 2014, which included a $10.6 million unrealized gain on Virgin America and a $4.6 million (2.3% of net assets at September 30, 2014) unrealized loss on its energy investments.

In November 2014, the Company converted its debt and warrant position in Virgin America Inc. to cash and 570,917 shares of common stock of Virgin America, in connection with Virgin America’s initial public offering. The Company’s shares of Virgin America are subject to a six month “lock-up” that expires on May 13, 2015. Further details on the Company’s investment in Virgin America are as follows:

As of September 30, 2014 (unaudited)
Investment	Principal / Shares	Interest Receivable	Amortized Cost	Fair Value
Senior Secured First Lien Term Loan	$5,886,125	$407,110	$5,623,400	$5,886,125
Senior Secured Second Lien Term Loan	$5,924,521	$402,867	$5,823,433	$5,924,521
Warrants	898,333	—	$237,557	$593,516

Total		$809,977	$11,684,390	$12,404,162

Proceeds upon IPO and Value at December 31, 2014 (unaudited)
	Cost (IPO Date)	Market Price December 31, 2014		Fair Value December 31, 2014(2)
Price per share of VA	$20.91	$43.25	(1)	$39.44	(2)

570,917 Shares of VA	$11,940,458	$24,692,160		$22,516,966
Cash received upon IPO	$2,155,540	$2,155,540		$2,155,540

	$14,095,998	$26,847,700		$24,672,506

(1)	Based on the closing price of Virgin America on the Nasdaq on December 31, 2014.
(2)	After taking into account a discount for the “lock-up” determined in accordance with GAAP.

During the three months ended December 31, 2014, the Company made investments in two new portfolio companies. In October 2014, the Company invested $15.0 million in Bird Electric, a Texas-based utility service provider, which serves the oil and gas and regulated electricity distribution industries and provides storm relief services primarily across the south and southeastern United States. In December 2014, the Company invested $20.0 million in A.S.V., Inc., a manufacturer of skid steer loaders and compact track loaders, which serve the construction and building industries.

During the three months ended December 31, 2014, in addition to the Virgin America transaction discussed above, the Company fully realized investments in two portfolio companies. In November 2014, the Company sold its $2.0 million investment in Ikaria Acquisition, Inc. at a price of 101.5% of par. In December 2014, the Company’s $12.0 million investment in CT Technologies Intermediate Holdings, Inc. was prepaid at par plus a prepayment premium of 2%.

CM Finance Inc and subsidiaries

Consolidated Schedule of Investments

(Unaudited)

December 31, 2014

Investments(1)	Industry	Interest Rate	Base Floor Rate	Maturity Date	Principal Amount/ Shares(2)	Amortized Cost	Fair Value
Non-Controlled/Non-Affiliates
Senior Secured First Lien Term Loans
A.S.V., Inc.(3)	Construction & Building	1M L + 9.50%(4)	1.00%	12/19/2019	$20,000,000	$19,602,033	$19,600,000
AAR Intermediate Holdings, LLC	Oilfield Services	1M L + 12.00%(4)	1.00%	3/30/2019	19,257,426	17,775,430	17,715,783
AM General, LLC	Automobiles and Components	3M L + 9.00%(4)	1.25%	3/22/2018	9,822,222	9,713,552	9,036,445
American Gaming Systems, Inc.	Entertainment and Leisure	3M L + 8.25%(4)	1.00%	12/21/2020	14,850,000	14,470,213	14,701,500
Butler Burgher Group LLC(5)	Services	1M L + 13.25%(4)	0.25%	6/30/2017	8,583,333	8,450,592	8,466,442
Capital Petroleum Group	Retail	11.00% cash, 3.00% PIK(2)(4)(6)	—	9/30/2019	14,370,779	13,983,479	14,370,779
Crestwood Holdings, LLC	Pipelines	3M L + 6.00%(4)	1.00%	6/19/2019	9,747,179	9,711,070	9,259,820
JAC Holdings Corp.	Automobiles and Components	11.50%(4)	—	10/1/2019	7,750,000	7,813,821	7,827,500
New Standard Energy Texas LLC(7)	Oil and Gas	7.00% cash, 6.00% PIK(2)(4)(8)	—	11/28/2016	6,106,218	6,092,484	5,495,596
PR Wireless, Inc.	Telecommunications	3M L + 9.00%(4)	1.00%	6/27/2020	16,915,000	15,318,212	15,392,650
U.S. Well Services, LLC(9)	Oilfield Services	1M L + 11.50%	0.50%	5/2/2019	9,643,520	9,348,487	9,450,649
YRC Worldwide, Inc.(10)	Trucking and Leasing	3M L + 7.00%(4)	1.00%	1/1/2020	14,850,000	14,727,671	14,701,500

Total Senior Secured First Lien Term Loans					151,895,677	147,007,044	146,018,664

Senior Secured Second Lien Term Loans
AP NMT Acquisition BV(10)	Media	3M L + 9.00%(4)	1.00%	8/13/2022	20,000,000	18,719,033	19,200,000
Bennu Oil & Gas, LLC	Oil and Gas	3M L + 7.50%(4)	1.25%	11/1/2018	11,852,415	11,800,601	9,007,835
Bird Electric	Utilities	3M L + 12.00%(4)	—	10/9/2020	15,000,000	14,707,730	14,700,000
Caelus Energy Alaska 03 LLC	Oil and Gas	3M L + 7.50%(4)	1.25%	4/15/2020	14,000,000	13,740,382	12,740,000
North American Lifting Holdings, Inc.	Industrial	3M L + 9.00%(4)	1.00%	11/27/2021	16,200,000	15,158,426	15,552,000
RCHP, Inc.	Healthcare- Products/Services	3M L + 9.50%(4)	1.00%	10/23/2019	15,000,000	14,795,803	14,887,500
Road Infrastructure Investment, LLC	Construction & Building	3M L + 6.75%(4)	1.00%	9/30/2021	5,000,000	4,977,591	4,625,000
Telecommunications Management, LLC	Telecommunications	3M L + 8.00%(4)	1.00%	10/30/2020	11,539,815	11,469,261	11,193,620
Telular Corp.	Telecommunications	3M L + 8.00%(4)	1.25%	6/24/2020	7,500,000	7,412,530	7,470,000
TNS, Inc.	Telecommunications	3M L + 8.00%(4)	1.00%	8/14/2020	17,112,500	17,117,987	17,026,938
Trident USA Health Services, Inc.	Healthcare- Products/Services	3M L + 9.00%(4)	1.25%	7/31/2020	20,000,000	19,952,320	19,700,000

Total Senior Secured Second Lien Term Loans					153,204,730	149,851,664	146,102,893

Equity, Warrants and Other Investments
AAR Intermediate Holdings, LLC (Warrants)(11)	Oilfield Services			9/30/2024	1,251,058	1,251,058	1,251,058
Endeavour International Holding B.V., $3.01 strike (Warrants)(10)(11)	Oil and Gas			11/30/2017	160,000	160,000	1
PR Wireless, Inc., $0.01 strike (Warrants)(11)	Telecommunications			6/24/2024	201	1,374,009	254,766
Virgin America, Inc. (Common Stock)(10)(11)(12)	Airlines				570,917	11,940,458	22,516,967

Total Equity, Warrants and Other Investments					1,982,176	14,725,525	24,022,792

Total Non-Controlled/Non-Affiliates					$307,082,583	$ 311,584,233	$316,144,349

CM Finance Inc and subsidiaries

Consolidated Schedule of Investments (continued)

(Unaudited)

December 31, 2014

(1)	All investments are in non-controlled and non-affiliated issuers. All investments are valued in good faith by the investment advisor and approved by the board of directors.
(2)	Principal amount includes capitalized PIK interest and is net of repayments and unfunded commitments.
(3)	$12,000,000 held by the Company indirectly through a wholly-owned subsidiary, CM Finance SPV, Ltd. and pledged as collateral for the Total Return Swaps.
(4)	Held by the Company indirectly through CM Finance SPV, Ltd. and pledged as collateral for the Total Return Swaps.
(5)	Does not include $250,000 of unfunded commitment.
(6)	Previously classified as Senior Secured Notes.
(7)	$4,636,318 held by the Company indirectly through CM Finance SPV, Ltd. and pledged as collateral for the Total Return Swaps.
(8)	In addition to interest, the borrower pays an overriding royalty interest of 1.25% of gross sales proceeds, subject to certain maximum amounts.
(9)	Does not include $5,000,000 of unfunded commitment.
(10)	The investment is not a qualifying asset under Section 55 of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 16.2% of assets.
(11)	Security is non-income producing.
(12)	The Company is subject to a six month “lock-up” that expires on May 13, 2015 on the shares.

1M L -	1 month LIBOR (0.17% as of December 31, 2014)
3M L -	3 month LIBOR (0.26% as of December 31, 2014)
PIK -	Payment-In-Kind

Portfolio Composition Tables (Unaudited)

The composition of the Company’s investments as of December 31, 2014, as a percentage of total portfolio at amortized cost and fair value, are as follows:

	Investments at Amortized Cost	Percentage	Investments at Fair Value	Percentage
Senior Secured First Lien Term Loans	$147,007,044	47.18%	$146,018,664	46.19%
Senior Secured Second Lien Term Loans	149,851,664	48.09%	146,102,893	46.21%
Equity, Warrants and Other Investments	14,725,525	4.73%	24,022,792	7.60%

Total	$311,584,233	100.00%	$316,144,349	100.00%

The following table shows the portfolio by industry grouping at fair value at December 31, 2014:

	Investments at Fair Value	Percentage
Telecommunications	$51,337,974	16.24%
Healthcare-Products/Services	34,587,500	10.94%
Oilfield Services	28,417,490	8.99%
Oil and Gas	27,243,432	8.62%
Construction & Building	24,225,000	7.66%
Airlines	22,516,967	7.12%
Media	19,200,000	6.07%
Automobiles and Components	16,863,945	5.33%
Industrial	15,552,000	4.92%
Entertainment and Leisure	14,701,500	4.65%
Trucking and Leasing	14,701,500	4.65%
Utilities	14,700,000	4.65%
Retail	14,370,779	4.55%
Pipelines	9,259,820	2.93%
Services	8,466,442	2.68%

Total	$316,144,349	100.00%

About CM Finance Inc

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about CM Finance Inc, please visit www.cmfn-inc.com.

Forward-Looking Statements

Statements included herein may contain “forward-looking statements,” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein except as required by law. All forward-looking statements speak only as of the date of this press release.

Contacts

CM Finance Inc

Investor Relations

Email: investorrelations@cmfn-inc.com

Phone: 212-257-5199